Exhibit 8(a)


                                  REID & PRIEST LLP
                                 40 West 57th Street
                               New York, New York 10019


                                    August 4, 1997




          Texas Utilities Company
          Energy Plaza
          1601 Bryan Street
          Dallas, Texas 75201


          Ladies and Gentlemen:

                    Reference is made to the registration statement on Form S-3 ("New Registration Statement") to be filed by TUC Holding Company ("Company") with the Securities and Exchange Commission ("SEC") on or about the date hereof under the Securities Act of 1933, as amended, with respect to the proposed issuance of shares of common stock additional to those registered pursuant to a registration statement on Form S-4, Registration No. 333-12391 ("Registration Statement No. 333-12391") filed with the SEC on September 20, 1996 in connection with (i) the merger of Enserch Exploration, Inc., an 83% subsidiary of ENSERCH Corporation ("ENSERCH"), with and into Lone Star Energy Plant Operations, Inc. ("LSEPO"), an indirectly wholly-owned subsidiary of ENSERCH, and the change of the name of LSEPO to Enserch Exploration, Inc. ("New EEX"), (ii) the distribution to the holders of ENSERCH common stock on a pro rata basis of all of ENSERCH's interest in New EEX, (iii) the merger of TUC Merger Corp. and Enserch Merger Corp., wholly-owned subsidiaries of the Company, with and into TUC and ENSERCH, respectively, and (iv) the registration of the Company's common stock (collectively, the "Transaction"). Registration Statement No. 333-12391, including the joint proxy statement and prospectus (the "Prospectus") contained therein, has been incorporated by reference into the New Registration Statement pursuant to General Instruction IV to Form S-3.

                    We have acted as your special tax counsel with respect to the Transaction. We are of the opinion that the statements under the caption "Certain United States Federal Income Tax Consequences" in the Prospectus constitute an accurate description, in general terms, of certain of the material Federal income tax consequences that may be relevant to holders of TUC stock and ENSERCH stock. Such statements are conditioned upon the receipt of a ruling from the Internal Revenue Service and opinions of counsel, which in turn are based upon certain representations received by the management of TUC and ENSERCH.
          An appropriate ruling was received from the Internal Revenue Service with respect to the Transaction on February 26, 1997 and a supplemental ruling was received on July 21, 1997.

                    We hereby consent to the use of our name under the captions "Certain United States Federal Income Tax Consequences" and "Legal Matters" in the Prospectus and the filing of this opinion with the SEC in connection with the New Registration Statement.


                                             Very truly yours,

                                             /s/ Reid & Priest LLP

                                             REID & PRIEST LLP